Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information included in Post-Effective Amendment No. 77 to the Registration Statement (Form N-1A, No. 811-04041) of State Street Variable Insurance Series Funds, Inc.

We also consent to the incorporation by reference into the Statement of Additional Information of our reports, dated February 18, 2021, with respect to the financial statements and financial highlights of State Street Premier Growth Equity V.I.S. Fund, State Street Small-Cap Equity V.I.S. Fund, State Street S&P 500 Index V.I.S. Fund, State Street U.S. Equity V.I.S. Fund, State Street Income V.I.S. Fund, State Street Total Return V.I.S. Fund and State Street Real Estate Securities V.I.S. Fund, included in the December 31, 2020 Annual Report of State Street Variable Insurance Series Funds, Inc.

/s/ Ernst & Young
Boston, Massachusetts
April 28, 2021